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                    SECOND EXECUTIVE SUPPLEMENTAL RETIREMENT
                                INCOME AGREEMENT
                                       FOR
                                 EDWARD FISCHER


                       DEARBORN SAVINGS ASSOCIATION, F.A.

                                   MAY 1, 1999


















                  FINANCIAL INSTITUTION CONSULTING CORPORATION
                          700 COLONIAL ROAD, SUITE 260
                            MEMPHIS, TENNESSEE 38117
                              WATS: 1-800-873-0089
                               FAX: (901) 684-7411
                                 (901) 684-7400


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                    SECOND EXECUTIVE SUPPLEMENTAL RETIREMENT
                       INCOME AGREEMENT FOR EDWARD FISCHER


        This Second Executive Supplemental Retirement Income Agreement (the "Agreement"), effective as of the 1st day of May, 1999, formalizes the understanding by and between DEARBORN SAVINGS ASSOCIATION, F.A. (the "Association"), a federal, stock savings association having its principal place of business in Indiana, and EDWARD FISCHER (hereinafter referred to as "Executive"). DEARBORN MUTUAL HOLDING COMPANY (the "Holding Company") is a party to this Plan for the sole purpose of guaranteeing the Association's performance hereunder.

                              W I T N E S S E T H :

        WHEREAS, the Executive is employed by the Association; and

        WHEREAS, the Association recognizes the valuable services heretofore performed by the Executive and wishes to encourage his continued employment; and

        WHEREAS, the Executive wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Association or other termination of employment and wishes to provide his beneficiary with benefits from and after death; and

        WHEREAS, the Association and the Executive wish to provide the terms and conditions upon which the Association shall pay such additional compensation to the Executive after retirement or other termination of employment and/or death benefits to his beneficiary after death; and

        WHEREAS, the Association and the Executive intend this Agreement to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for such Executive, a member of a select group of management or highly compensated employees of the Association, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

        WHEREAS, the Association has adopted this Second Executive Supplemental Retirement Income Agreement which controls all issues relating to benefits as described herein;

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        NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Association and the Executive agree as follows:

                              SECTION IDEFINITIONS

        When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit Account" means that portion of the Supplemental Retirement Income Benefit which is required to be expensed and accrued under generally accepted accounting principles (GAAP) by any appropriate method which the Association's Board of Directors may require in the exercise of its sole discretion.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3     "Administrator" means the Association.

1.4 "Association" means DEARBORN SAVINGS ASSOCIATION, F.A. and any successor thereto.

1.5 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in Exhibit A of this Agreement to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Executive will be deemed the Beneficiary.

1.6 "Benefit Age" means the Executive's sixty-second (62nd) birthday; or, the Executive may, in his sole discretion, elect to retire upon attainment of any date beginning at age sixty (60) up through to and including sixty-one (61) and, in such event, the Executive's age on such


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        date shall constitute his "Benefit Age," in which case the Supplemental
        Retirement Income Benefit shall be modified in accordance with Subsection 1.21.

1.7 "Benefit Eligibility Date" means the date on which the Executive is entitled to receive the maximum Supplemental Retirement Income Benefit available under this plan. It shall be the first day of the month following the month in which the Executive attains his Benefit Age.

1.8     "Board of Directors" means the board of directors of the Association.

1.9 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Association.

1.10 "Change in Control" of the Holding Company or the Association shall mean the first to occur of any of the following events:

        (a) Any person or entity or group of affiliate persons or entities (other than the Holding Company) becomes a beneficial owner, directly or indirectly, of 25% or more of the Holding Company's and/or the Association's voting securities or all or substantially all of the assets of Holding Company and/or the Association.

        (b) Holding Company and/or the Association enters into a definitive agreement which contemplates the merger, consolidation or combination of either Holding Company or the Association with an unaffiliated entity in which either or both of the following is to occur: (i) the directors of Holding Company and/or Association, as applicable, immediately prior to such merger, consolidation or combination will constitute less than a majority of the board of directors of the surviving, new or combined entity; or (ii) less than 75% of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the stockholders of Holding Company or immediately prior to such merger, consolidation or combination; PROVIDED, HOWEVER, that if any definitive agreement to merge, consolidate or combine is


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                terminated without consummation of the transaction, then no
                Change in Control shall be deemed to have occurred pursuant to this paragraph (b).

        (c) Holding Company and/or the Association enters into a definitive agreement which contemplates the transfer of all or substantially all of Holding Company's and/or the Association's assets, other than to a wholly-owned subsidiary of Holding Company; PROVIDED, HOWEVER, that if any definitive agreement to transfer assets is terminated without consummation of the transfer, then no Change in Control shall be deemed to have occurred pursuant to this paragraph (c).

        (d) A majority of the members of the Board of Directors of either Holding Company or the Association shall be persons who: (i) were not members of such Board on the date hereof ("current members"); and (ii) were not nominated by a vote of the Board which included the affirmative vote of a majority of the current members on the Board at the time of their nomination ("future designees") and (iii) were not nominated by a vote of the Board which included the affirmative vote of a majority of the current members and future designees, taken as a group, on the Board at the time of their nomination.

                The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities. The term "acquire" means obtaining ownership, control, power to vote or sole power of disposition of stock, directly or indirectly or through one or more transactions or subsidiaries, through purchase, assignment, transfer, exchange, succession or other means, including (1) an increase in percentage ownership resulting from a redemption, repurchase, reverse stock split or a similar transaction involving other securities of the same class; and (2) the acquisition of stock by a group of persons and/or companies acting in concert which shall be deemed to occur upon the formation of such group, provided that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor
        (a) votes the stock only upon instruction from the beneficial owner and
        (b) does not provide the beneficial owner with advice concerning the voting of such stock. The term "security" includes nontransferable subscription rights issued pursuant to a Plan of conversion, as well as a "security," as defined


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        in 15 U.S.C. ss. 78c(2)(1); and the term "acting in concert" means (1)
        knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Further, acting in concert with any person or company shall also be deemed to be acting in concert with any person or company that is acting in concert with such other person or company.

                Notwithstanding the above definitions, the boards of directors of the Association or the Holding Company, in their absolute discretion, may make a finding that a Change in Control of the Association or the Holding Company has taken place without the occurrence of any or all of the events enumerated above.

1.11 "Children" means the Executive's children, or the issue of any deceased Children, then living at the time payments are due the Children under this Plan. The term "Children" shall include both natural and adopted Children.

1.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.13 "Disability Benefit" means the benefit payable to the Executive following a determination, in accordance with Section 3, that he is no longer able, properly and satisfactorily, to perform his duties at the Association.

1.14    "Effective Date" of this Agreement shall be May 1, 1999.

1.15    "Estate" means the estate of the Executive.

1.16 "Interest Factor," for purposes of the Accrued Benefit Account, shall be Eight percent (8%) per annum, compounded monthly.


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1.17    "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of Two Hundred and Forty (240) months.

1.18    "Plan Year" shall mean the calendar year.

1.19 "Retirement Age" means the Executive's sixty-second (62nd) birthday provided, however, that the Executive's actual retirement from full-time employment may occur on or after the Executive attains age sixty (60).

1.20 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

1.21 "Supplemental Retirement Income Benefit" means an annual amount (BEFORE taking into account federal and state income taxes), payable in monthly installments throughout the Payout Period. The Supplemental Retirement Income Benefit payable to the Executive is Seventy Thousand One Hundred Thirty-Six ($70,136) Dollars. However, if the Executive elects to retire at any date beginning upon attainment of age sixty (60) and up through to and including age sixty-one (61), his Supplemental Retirement Benefit shall be an amount, payable in monthly installments over the Payout Period, as follows:

                Age 60   $53,020
                Age 61   $61,090

1.22 "Survivor's Benefit" means an annual amount, payable to the Beneficiary in monthly installments throughout the Payout Period, equal to the Supplemental Retirement Income Benefit of Seventy Thousand One Hundred Thirty-Six ($70,136) Dollars, subject to Subsection 2.5.

1.23 "Vested" means the non-forfeitable portion of the benefit to which the Executive is entitled.


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1.24    "Vested Accrued Benefit" means that portion of the amount represented by the Executive's Accrued Benefit Account in which he is vested. It is computed by multiplying the Accrued Benefit Account by the vesting percentage specified in Subsection 9.13.

1.25 "Years of Service" means the total number of consecutive twelve (12) month periods of continuous employment (including authorized leaves of absence), beginning on the Executive's date of hire.


                                   SECTION II
                              BENEFITS - GENERALLY

2.1 RETIREMENT BENEFIT. If the Executive is in service with the Association until reaching his Benefit Age, the Executive shall be entitled to the Supplemental Retirement Income Benefit. Such benefit shall commence on the Executive's Benefit Eligibility Date and shall be payable in monthly installments throughout the Payout Period. In the event the Executive dies at any time after attaining his Benefit Age, but prior to completion of all such payments due and owing hereunder, the Association shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

2.2     TERMINATION RELATED TO A CHANGE IN CONTROL

        (a) If the Executive's employment is terminated (either voluntarily or involuntarily) following or coincident with a Change in Control, the Executive shall be entitled to his full Supplemental Retirement Income Benefit, $70,136 per year for 20 years, at the attainment of his 55th birthday, (as if he had remained in the employ of the Association until his Benefit Age of sixty-two (62)). Such benefit shall commence on the 1st day of the month following his attainment of age 55 and shall be payable in monthly installments throughout the Payout Period. In the event that the Executive dies at any time after commencement of the payments, but prior to completion of all such payments due and owing hereunder, the Association, or its successor, shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.


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        (b)     Within thirty (30) days following such termination, if the
                Executive is less than fifty-five (55) years old, he may request in writing that he begin receiving his Supplemental Retirement Income Benefit commencing immediately, in which case the benefit shall be reduced to an annual amount of Fifty Thousand ($50,000) Dollars, made payable in monthly installments over the Payout Period. In the event that the Executive dies at any time after commencement of the payments, but prior to completion of all such payments due and owing hereunder, the Association, or its successor, shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

        (c) If, after such termination, the Executive dies prior to commencement of the benefits hereunder, the Executive's Beneficiary shall be entitled to the Survivor's Benefit, which shall commence within thirty (30) days of the Executive's death. The Survivor's Benefit shall be payable in monthly installments over the Payout Period.

2.3     TERMINATION FOR CAUSE
        If the Executive is terminated for Cause, all benefits under this Agreement shall be forfeited and this Agreement shall become null and void.

2.4     VOLUNTARY OR INVOLUNTARY TERMINATION OF EMPLOYMENT
        If the Executive's employment with the Association is voluntarily or involuntarily terminated prior to attainment of his Benefit Age, for any reason other than for Disability or a Change in Control, his Supplemental Retirement Benefit shall be reduced to an amount equal to the annuitized value (using the Interest Factor) of the Executive's Accrued Benefit Account. Such benefit shall commence on the 1st day of the month following such termination and shall be payable in a lump sum.


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2.5     DEATH DURING EMPLOYMENT.
        If the Executive dies while employed by the Association, the Executive's Beneficiary shall be entitled to the Survivor's Benefit. The Survivor's Benefit shall commence within thirty (30) days of the Executive's death and shall be payable in monthly installments throughout the Payout Period. In the event the Executive dies at any time after attaining his Benefit Age, but prior to completion of all such payments due and owing hereunder, the Association shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

2.6 ADDITIONAL DEATH BENEFIT - BURIAL EXPENSE. In addition to the above-described benefits, if the Executive dies while employed by the Association, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Twenty Thousand Dollars ($20,000.00). This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Executive. Such benefit shall be payable within thirty (30) days of the Executive's death.


                                   SECTION III
                               DISABILITY BENEFIT

        (a) Notwithstanding any other provision hereof, the Executive who has not attained his Benefit Eligibility Date, may request and shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed physician selected by the Association, that the Executive is no longer able, properly and satisfactorily, to perform his regular duties as an officer, because of ill health, accident, disability or general inability due to age and, if the Executive's employment is terminated pursuant to this paragraph, the Executive may elect to begin receiving the Disability Benefit in lieu of any benefit available under Section 2.1, which are not available prior to the Executive's Benefit Eligibility Date. The Disability Benefit shall be an amount equal to the annuitized value (using the Interest Factor) of the


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                Executive's Accrued Benefit Account. The Disability Benefit
                shall be payable in monthly installments over the Payout Period commencing within thirty (30) days following the above-mentioned disability determination. In the event the Executive dies while receiving payments pursuant to this Subsection, but prior to the completion of all payments due and owing hereunder, the Association shall pay to the Executive's Beneficiary monthly installments for the remainder of the Payout Period, but in the amount equal to the Survivor's Benefit.

        (b) If the Executive dies after it has been determined that he is entitled to the Disability Benefit, but before the commencement of such payments, the Executive's Beneficiary shall be entitled to the Survivor's Benefit. Such benefit shall be payable to the Beneficiary in monthly installments over the Payout Period commencing within thirty (30) days of the Executive's death.


                                   SECTION IV
                            BENEFICIARY DESIGNATION

        The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of this Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator, in substantially the form attached as Exhibit A to this Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of this Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.


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                                    SECTION V
                                 NON-COMPETITION

5.1     NON-COMPETITION DURING EMPLOYMENT.
        In consideration of the agreements of the Association contained herein and of the payments to be made by the Association pursuant hereto, the Executive hereby agrees that, for as long as he remains employed by the Association, he will devote substantially all of his time, skill, diligence and attention to the business of the Association, and will not actively engage, either directly or indirectly, in any business or other activity which is, or may be deemed to be, in any way competitive with or adverse to the best interests of the business of the Association, unless the Executive has the prior express written consent of the Association.

5.2     BREACH OF NON-COMPETITION CLAUSE.
        (a) CONTINUED EMPLOYMENT FOLLOWING BREACH. In the event (i) any material breach by the Executive of the agreements and covenants described in Subsection 5.1 occurs, and (ii) the Executive continues employment at the Association following such breach, all benefits under this Agreement shall be forfeited.

        (b) TERMINATION OF EMPLOYMENT FOLLOWING BREACH.
        In the event (i) any material breach by the Executive of the agreements and covenants described in Subsection 5.1 occurs, and (ii) the Executive's employment with the Association is terminated due to such breach, such termination shall be deemed to be for Cause and the benefits under this Agreement shall be forfeited.

5.3     NON-COMPETITION FOLLOWING EMPLOYMENT.
        Executive further understands and agrees that, following Executive's termination of employment, except in the event of a Change In Control, the Association's obligation, if any, to make payments to the Executive under this Agreement shall be conditioned on the Executive's forbearance from actively engaging, either directly or indirectly, in any business or other activity during the course of the Payout Period which is, or may be deemed to be, in any way competitive with or adverse to the best interests of the Association, unless the Executive has the prior written consent of the Association. In the event of the Executive's


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        breach of the covenants and agreements contained herein, further payments to the Executive shall cease and be forfeited.


                                   SECTION VI
                          EXECUTIVE'S RIGHT TO ASSETS

        The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Association. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Association those payments or amounts so specified under this Agreement. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Association, including any insurance policies or contracts which the Association may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Association in connection with the liabilities it has assumed under this Agreement shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, unless such asset is contained in the rabbi trust described in Section X of this Agreement. Any such asset shall be and remain, a general, unpledged asset of the Association in the event of the Association's insolvency.


                                   SECTION VII
                            RESTRICTIONS UPON FUNDING

        The Association shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Association in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Association reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Association decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Association reserves the absolute right, in its sole


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        discretion, to replace such assets from time to time or to terminate its investment in such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Association. If the Association elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Association by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.


                                  SECTION VIII
                                 ACT PROVISIONS

8.1 NAMED FIDUCIARY AND ADMINISTRATOR. The Association, as Administrator, shall be the Named Fiduciary of this Agreement. As Administrator, the Association shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

8.2 CLAIMS PROCEDURE AND ARBITRATION. In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, it shall provide in writing, within ninety
        (90) days of receipt of such claim, its specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

        If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel


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        appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

        If claimants continue to dispute the benefit denial based upon completed performance of this Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


                                   SECTION IX
                                 MISCELLANEOUS

9.1 NO EFFECT ON EMPLOYMENT RIGHTS. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Association nor limit the right of the Association to discharge or otherwise deal with the Executive without regard to the existence of the Agreement.

9.2 STATE LAW. The Agreement is established under, and will be construed according to, the laws of the state of Indiana, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

9.3 SEVERABILITY. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.


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9.4     INCAPACITY OF RECIPIENT. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

9.5 UNCLAIMED BENEFIT. The Executive shall keep the Association informed of his current address and the current address of his Beneficiaries. The Association shall not be obligated to search for the whereabouts of any person. If the location of the Executive is not made known to the Association as of the date upon which any payment of any benefits from the Accrued Benefit Account may first be made, the Association shall delay payment of the Executive's benefit payment(s) until the location of the Executive is made known to the Association; however, the Association shall only be obligated to hold such benefit payment(s) for the Executive until the expiration of thirty-six (36) months. Upon expiration of the thirty-six (36) month period, the Association may discharge its obligation by payment to the Executive's Beneficiary. If the location of the Executive's Beneficiary is not made known to the Association by the end of an additional two (2) month period following expiration of the thirty-six (36) month period, the Association may discharge its obligation by payment to the Executive's Estate. If there is no Estate in existence at such time or if such fact cannot be determined by the Association, the Executive and his Beneficiary(ies) shall thereupon forfeit any rights provided for such Executive and/or Beneficiary under this Agreement.

9.6 LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Association, or as a member of the Board of Directors shall be personally liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.


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9.7     GENDER. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender whenever they should so apply.

9.8 EFFECTON OTHER CORPORATE BENEFIT AGREEMENTS. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Association's existing or future compensation structure.

9.9 SUICIDE. Notwithstanding anything to the contrary in this Agreement, if the Executive's death results from suicide, whether sane or insane, within twenty-six (26) months after execution of this Agreement, all benefits under this Agreement shall be forfeited, and this Agreement shall become null and void.

9.10 INUREMENT. This Agreement shall be binding upon and shall inure to the benefit of the Association, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

9.11 HEADINGS. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

9.12 SOURCE OF PAYMENTS. All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Association or the assets of the rabbi trust.

9.13 VESTING. The benefits provided by the Association to the Executive under this Agreement shall vest in the Executive according to the following schedule:

                                                          Percentage of
                                                          Total Benefit
                       Years of Service                    Vested

                           1 year                              0%
                           2 years                            20%
                           3 years                            40%
                           4 years                            60%
                           5 years                            80%
                           6 years                            100%

        Interpolation shall be made for partial years. For example, 3.5 Years of Service would result in vesting of 50%. No vesting shall occur, however, until two (2) full Years of Service have been completed. Notwithstanding anything to the contrary herein, in the event of the Executive's termination of employment due to death or coincident with or following a Change in Control, the Executive's Supplemental Retirement Income Benefit shall be and become 100% vested, except as is otherwise stated in Subparagraph 2.2(b). This section shall not apply in the event of termination for Cause.


                                    SECTION X
                          ESTABLISHMENT OF RABBI TRUST

        The Association has established a rabbi trust into which the Association shall contribute assets which shall be held therein, subject to the claims of the Association's creditors in the event of the Association's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Executives and their Beneficiaries in such manner and at such times as specified in this Agreement. It is the intention of the Association to make contributions to the rabbi trust to provide the Association with a source of funds to assist it in meeting the liabilities of this Agreement. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Agreement. To the extent the language in this Agreement is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Agreement. Any contributions to the rabbi trust shall be made during each Plan Year in accordance with the rabbi trust agreement. The amount of such contribution(s) shall be equal to the full present value of all benefit accruals under this Plan, if any, less: (i) previous contributions made on behalf of the Executive to the rabbi trust, and (ii) earnings to date on all such previous contributions.


                                   SECTION XI
                           AMENDMENT/PLAN TERMINATION

This Agreement shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Executive and the Association, and such mutual consent shall be required even if the Executive is no longer employed by the Association.


                                   SECTION XII
                                    EXECUTION

12.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

12.2 This Agreement shall be executed in quadruplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument


                   Remainder of page intentionally left blank.

        IN WITNESS WHEREOF, the Association and the Executive have caused this Agreement to be executed on the day and date first above written.



WITNESS:                               EXECUTIVE:



/s/ Thomas J. Sicking                  /s/ Edward Fischer
-------------------------              -----------------------------------------


ATTEST:                                DEARBORN SAVINGS ASSOCIATION, F.A.:



                                       By: /s/ Thomas J. Sicking
                                          --------------------------------------


/s/ Margaret Abner                     Vice President
-------------------------              -----------------------------------------
Secretary                                 (Title)



ATTEST:                                DEARBORN MUTUAL HOLDING COMPANY:



                                       By: /s/ Robert P. Sonntag
                                          --------------------------------------


/s/ Margaret Abner                     Chairman
-------------------------              -----------------------------------------
Secretary                                 (Title)

               EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
                               FOR EDWARD FISCHER
                             BENEFICIARY DESIGNATION

        The Executive, under the terms of the Second Executive Supplemental Retirement Income Agreement executed by the Association, dated the 1st day of May, 1999, hereby designates the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Agreement, following his death:


PRIMARY BENEFICIARY: Deborah Fischer
                     ---------------------------------------

SECONDARY BENEFICIARY: Stephanie Fischer & Amy Fischer
                       -------------------------------------


        This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

        Such Beneficiary Designation is revocable.


DATE: May 1, 1999


/s/ Thomas J. Sicking                      /s/ Edward Fischer
------------------------------------       -------------------------------------
(WITNESS)                                  EXECUTIVE


/s/ Margaret Abner
------------------------------------
(WITNESS)



                                    Exhibit A